Exhibit 10.1

June 8, 2023

NOVACCESS GLOBAL INC.

8584 E. Washington Street, No. 127

Chagrin Falls, OH 44023

Attn:

E-mail:

VIA ELECTRONIC MAIL

Re: Modifications

Dear Sirs:

Reference is made to those three securities purchase agreements dated August 20, 2021, February 15, 2022, and May 5, 2022 by and between NovAccess Global Inc., a Colorado corporation (the “Company”), and AJB Capital Investments, LLC, a Delaware limited liability company (the “Purchaser”) (collectively, the “Purchase Agreements”), and (ii) Promissory Notes of the Company issued in favor of the Purchaser, August 20, 2021, February 15, 2022, and May 5, 2022 (the “Purchaser Notes”). Defined terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreements.

For good and valuable consideration, including the warrant shares (as described below), the receipt and adequacy of which are hereby acknowledged, the Purchaser consents (the “One-time Modifications”) to extend the maturity date of each of the Purchaser Notes to June 30, 2023. Interest on each of the notes shall accrue and shall be due and payable, together will all other amounts due and owing thereunder on or before June 30, 2023.

In consideration for the foregoing One-time Modifications, the Company shall issue to Purchaser 1,000,000 warrant shares, with an exercise price of $0.20 (pursuant to the warrant in the form annexed hereto).

Notwithstanding any contained herein or the other Transaction Documents to the contrary, in the event that (i) all Purchaser Notes are not repaid in full on or before June 15, 2023, on such date the Company shall issue to Purchaser an additional 500,000 warrant shares, with an exercise price of $0.20 (pursuant to an additional warrant in the form annexed hereto), and (ii) all Purchaser Notes are not repaid in full on or before June 30, 2023, on such date the Company shall issue to Purchaser an additional 500,000 warrant shares, with an exercise price of $0.20 (pursuant to an additional warrant in the form annexed hereto).

Except as otherwise set forth herein, all terms and conditions of the Transaction Documents shall remain in full force and effect.

The Modifications set forth in this Letter Agreement are limited to the matters expressly set forth herein and should not be construed as an indication that the Purchaser has agreed to any other modifications to, consents of, or waivers of any other terms or provisions of the Purchase Agreements or any Transaction Document or of the terms of any other agreement, instrument or security or any modifications to, consents of, or waivers of any default that may exist or occur thereunder.

The Company hereby represents and warrants and covenants to the Purchaser that nothing contained herein or otherwise disclosed to the Purchaser by the Company in connection herewith constitutes material non-public information. As of the date hereof, the Company shall have disclosed all material, non-public information (if any) provided up to the date hereof to the Purchaser by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Securities and Exchange Commission.

The Company hereby covenants and agrees that, as of the date hereof, (i) the Purchaser has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents and (ii) the Purchaser has not made any agreement with the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. Any dispute arising under or relating to or in connection with this Letter Agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Very truly yours,

AJB Capital Investments, LLC

By: /s/ Simeon Wohlberg

Name: Simeon Wohlberg

Title: Managing Member

Acknowledged and Agreed:

NOVACCESS GLOBAL INC.

By: /s/ Dwain Irvin

Name: Dwain Irvin

Title: Chief Executive Officer